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SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	January 10, 2005 (January 7, 2005)

D & K HEALTHCARE RESOURCES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)

000-20348	43-1465483

(Commission File Number)	(IRS Employer Identification No.)

8235 Forsyth Blvd, St. Louis, MO	63105

(Address of Principal Executive Offices)	(Zip Code)

(314) 727-3485 (Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

D & K HEALTHCARE RESOURCES, INC.

FORM 8-K

Item 1.01 Entry into a Material Definitive Agreement.

On January 7, 2005, D&K Healthcare Resources, Inc. (the “Registrant”) entered into an amendment to its asset-based senior secured revolving credit facility with Fleet Capital Corporation, as agent, and the other lenders named therein. The amendment increases Registrant’s available credit from $600 million to $635 million through the addition of a $35 million last-out tranche. In addition, the term of the facility is extended by two years to March 2009 and includes an accordion feature that would allow the Registrant to expand the facility to $735 million. The interest rate on the credit facility continues to be based on the 30-day LIBOR rate plus a factor based on the excess availability under the facility. The credit facility contains restrictions on, among other things, additional indebtedness, distributions and dividends to stockholders, investments and loans. The Registrant is required to meet a minimum fixed charge coverage ratio only if availability falls below certain levels. Availability represents the amount by which borrowing base collateral exceeds the utilized portion of the credit facility. The Registrant may use the funds provided under the credit facility for general corporate purposes, investments and acquisitions. The borrowings under the credit facility will continue to be reported as long-term debt in the Registrant’s financial statements. Banc of America Securities LLC served as lead arranger on the amended facility.

A copy of the Registrant’s amended and restated credit facility is attached hereto as Exhibit 10.1. This Form 8-K and the attached exhibit are provided under Item 1.01 of Form 8-K.

Item 8.01 Other Events.

     On January 10, 2005, D&K Healthcare Resources, Inc. (the “Registrant”) issued a press release that announced an amendment to its credit facility and that it will release second quarter fiscal 2005 financial results on January 26, 2005. A copy of the press release is filed as Exhibit 99.1 to this report and incorporated herein by reference.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits

10.1	Seventh Amended and Restated Loan and Security Agreement, dated January 7, 2005, by and among Fleet Capital Corporation (individually and as Agent for Lenders, registrant, D&K Pharmacy Solutions, Inc., Diversified Healthcare, LLC, Jewett Drug Co., Medical & Vaccine Products, Inc., Walsh Healthcare Solutions, Inc., Walsh Distribution, LLC, and Walsh Heartland, LLC.

99.1	Press Release issued by D&K Healthcare Resources, Inc., dated January 10, 2005, announcing an amendment to its credit facility and the upcoming release of its second quarter fiscal 2005 financial results.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 10, 2005

D & K HEALTHCARE RESOURCES, INC.

By:	/s/ Thomas S. Hilton Thomas S. Hilton Senior Vice-President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit
Number	Description

10.1	Seventh Amended and Restated Loan and Security Agreement, dated January 7, 2005, by and among Fleet Capital Corporation (individually and as Agent for Lenders, registrant, D&K Pharmacy Solutions, Inc., Diversified Healthcare, LLC, Jewett Drug Co., Medical & Vaccine Products, Inc., Walsh Healthcare Solutions, Inc., Walsh Distribution, LLC, and Walsh Heartland, LLC.

99.1	Press Release issued by D&K Healthcare Resources, Inc., dated January 10, 2005, announcing an amendment to its credit facility and the upcoming release of its second quarter fiscal 2005 financial results.

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